SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)  OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2008 (December 30, 2007)

INDIGO-ENERGY, INC.
(Exact name of registrant as specified in charter)

Nevada	002-75313	84-0871427
(State or other jurisdiction of incorporationor organization)	(Commission File Number)	(IRS Employee Identification No.)

701 N. Green Valley Pkwy., Suite 200, Henderson, Nevada	89052
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(702) 990-3387

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements

On December 30, 2007 (the “Closing Date”), Indigo-Energy, Inc. (the “Company”) entered into a Standby Equity Distribution Agreement (the “SEDA”) with YA Global Investments, L.P. (“YA Global”) pursuant to which the Company may, at its discretion, periodically sell to YA Global shares of its common stock, $0.001 par value per share (the “Common Stock”) for a total purchase price of up to Five Million Dollars ($5,000,000).  For each share of Common Stock purchased under the SEDA, YA Global will pay to the Company ninety-five (95%) of the lowest volume weighted average price (as quoted by Bloomberg, LP) of the Common Stock on the principal market (whichever is at such time the principal trading exchange or market for the Common Stock) during the five (5) consecutive trading days after the Advance Notice Date (as such term is defined in the SEDA), subject to any reduction provided in the SEDA. The Company has the right to withdraw the Advance request if the price of the Common Stock is less that 75% of the VWAP on the Advance Notice Date.

The Company has paid to Yorkville Advisors, LLC (“ Yorkville”) a structuring fee equal to Fifteen Thousand Dollars on the Closing Date and shall pay Five Hundred Dollars ($500) to Yorkville on each Advance Date directly out of the gross proceeds of each Advance (as such terms are defined in the SEDA). YA Global’s obligation to purchase shares of Common Stock under the SEDA is subject to certain conditions, including, without limitation: (a) the Company obtaining an effective registration statement for shares of its Common Stock sold under the SEDA pursuant to a Registration Rights Agreement dated as of the Closing Date entered into between the Company and YA Global and (b) the amount for each Advance as designated by the Company in the applicable Advance Notice shall not be more than Two Hundred Thousand Dollars ($200,000).  The Company issued YA Global an aggregate of 3,333,333 shares of its Common Stock in connection with the transaction. In connection with each Advance, the Company will pay YA Global 5% of each Advance.

The Company also entered into a Placement Agent Agreement (the “PAA”), dated as of the Closing Date, by and among the Company, YA Global and Newbridge Securities Corporation (“ Newbridge”) pursuant to which the Company engaged Newbridge to act as it exclusive placement agent in connection with the SEDA. Upon the execution of the PAA, the Company issued to Newbridge 138,889 shares (the “Shares”) of the Company’s Common Stock. Newbridge is entitled to “piggy-back” registration rights with respect to the Shares.

Item 3.02. Unregistered Sales of Equity Securities

See Item 1.01 above.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of the Common Stock pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the Common Stock for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the Common Stock.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibit No. Description:

Exhibit	Description	Location

Exhibit 10.1	Standby Equity Distribution Agreement, dated as of December 30, 2007, by and between the Company and YA Global Investment Partners, LP	Provided herewith

Exhibit 10.2	Registration Rights Agreement, dated as of December 30, 2007 by and between the Company and YA Global Investments, L.P.	Provided herewith

Exhibit 10.3	Placement Agent Agreement, dated as of December 30, 2007 by and among the Company, YA Global Investments, L.P. and Newbridge Securities Corporation, as placement agent	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2008		INDIGO-ENERGY, INC.

	By:	/s/ Stanley L. Teeple
Stanley L. Teeple